EXHIBIT 5





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                          WILLKIE FARR & GALLAGHER LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099

September 15, 2006

Jupitermedia Corporation
23 Old Kings Highway South
Darien, CT 06820

Ladies and Gentlemen:

We have acted as counsel to Jupitermedia Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 15, 2006, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 2,000,000 additional shares (the "Company Shares") of the Company's common stock, par value $0.01 per share, issuable under the Jupitermedia Corporation 1999 Stock Incentive Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, with respect to the Company Shares to be originally issued, such shares, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP